Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
for
SUBSCRIPTION CERTIFICATES
Issued by
NEPHROS, INC.

This form, or one substantially equivalent to this form, must be used to exercise subscription rights pursuant to the rights offering described in the prospectus, dated [•], 2010 (the “Prospectus”), of NEPHROS, INC., a Delaware corporation (the “Company”), if a holder of subscription rights cannot deliver the Subscription Certificate(s) evidencing the subscription rights (the “Subscription Certificate(s)”) to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Time, on [•], 2010 (as it may be extended or earlier terminated, the “Expiration Date”). The Notice of Guaranteed Delivery must be sent by overnight courier or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Each subscription right entitles the holder thereof to purchase 4.185496618 Units (the “Units”) at a price of $0.02 per Unit (the “Subscription Price”).  Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase 0.924532845 shares of Common Stock.   To exercise subscription rights, payment of the Subscription Price must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Time, on the Expiration Date, even if the Subscription Certificate evidencing such subscription rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such subscription rights must be received by the Subscription Agent within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

The Subscription Agent is:
Continental Stock Transfer & Trust Company

If delivering by Hand/Mail/Overnight Courier:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
(212) 509-4000, ext. 536

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, due to special issuance or delivery instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate(s) representing                      subscription rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for                      Units with respect to the subscription rights represented by such Subscription Certificate(s) and (ii) the Over-Subscription Privilege relating to such subscription rights, to the extent that Units that are not otherwise subscribed for by other subscription rights holders pursuant to their exercise of Basic Subscription Privileges are available therefor, for an aggregate of up to                      Units, subject to availability and proration as described in the Prospectus.

The undersigned understands that payment of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Privilege and the Over-subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount of $            , either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent; and

is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐	check or bank draft payable to the Subscription Agent drawn on a U.S. bank; or

☐	U.S. Postal money order payable to the Subscription Agent; or

☐	wire transfer of immediately available funds directly to the account maintained by the Subscription Agent as agent for Nephros, Inc.

name of maker

date of check or wire transfer

bank on which check is drawn

Signature(s):		Address:

Name(s):		Telephone:
	(please type or print)		(including area code)

	(please type or print)		(including area code)

Subscription
Certificate No(s).
(if available):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(not to be used for Subscription Certificate signature guarantee)

The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that within three (3) business days after the date set forth below, the undersigned will deliver to Continental Stock Transfer & Trust Company (the “Subscription Agent”) the Subscription Certificates representing the subscription rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number
Date:

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.